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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 24, 2014
Date of Report
(Date of earliest event reported)
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LIN Media LLC
(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)
LIN Television Corporation

(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)

(512) 774-6110
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. – Results of Operations and Financial Condition.

In connection with a meeting with prospective lenders to finance the previously announced merger of LIN Media LLC (the “Company”) and Media General Inc. (“Media General”), Media General will provide the prospective lenders with certain information about the Company based on the Company’s estimated results for the three months ended September 30, 2014.  Accordingly, the Company is providing certain estimated results for that period in this report.

Based upon currently available information for the three months ended September 30, 2014, the Company estimates the following:

•	Net revenues will be in the range of $191.1 million to $193.1 million, compared to $163.1 million for the same period in the prior year.

•	Net political revenues will be in the range of $14.5 million to $16.5 million, compared to $2.6 million for the same period in the prior year.

•	Net digital revenues will be in the range of $31.3 million to $33.3 million, compared to $19.5 million for the same period in the prior year.

•	Total debt outstanding is expected to be $892.3 million and total cash and cash equivalents is expected to be $23.4 million.

The financial data above is preliminary in nature and based only upon preliminary information available to the Company as of the date of this report. Therefore, our actual results could be materially different from our estimates. The results discussed above may change based on the completion of the quarterly closing and review procedures by our management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The preliminary results have been prepared by and are the responsibility of our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Due to the preliminary nature of the third quarter financial information, investors should use caution in relying on the information contained in this report. Further, investors should not draw any inferences from the information contained in this report regarding financial or operating data that is not discussed herein.

The Company plans to report its third quarter 2014 earnings results before the market opens on November 6, 2014.

The information in Item 2.02 of this Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 7.01. – Regulation FD Disclosure.

The information that is required by this item is included in Item 2.02 and is incorporated herein by reference.

Forward-Looking Statements
The report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report, concerning, among other things, total consolidated debt, cash and cash equivalents, net revenues and other revenue results we expect to report for the third quarter of 2014, involve risks and uncertainties, and are subject to change based on various important factors, including any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Media LLC

Date: October 24, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

LIN Television Corporation

Date: October 24, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller